Exhibit 1.1

EXECUTION VERSION

Covidien International Finance S.A.

U.S. $600,000,000 1.350% Senior Notes due 2015

U.S. $650,000,000 3.200% Senior Notes due 2022

Fully and unconditionally guaranteed as to payment of principal, premium,

if any, and interest by

Covidien public limited company

and

Covidien Ltd.

UNDERWRITING AGREEMENT

May 22, 2012

May 22, 2012

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Covidien International Finance S.A., a Luxembourg public limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”). The Securities will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by Covidien Ltd., a Bermuda company, and Covidien public limited company (“Covidien plc”), an Irish public limited company (collectively, the “Guarantors”). The Securities and the Guarantees are to be issued under the indenture, dated as of October 22, 2007 (the “Base Indenture”), as subsequently supplemented (the Base Indenture as so supplemented, the “Indenture”) among the Company, the Guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantors. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 21, 2010 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company and the Guarantors to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company or the Guarantors to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale

Prospectus” means the Prospectus most recently available prior to when sales of the Securities were first made, together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company and the Guarantors with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to Covidien plc’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company and the Guarantors have not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date any preliminary prospectus was first used did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company and the Guarantors, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) on the date hereof and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules thereunder, and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (x) statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available road show or the Prospectus based upon information furnished to the Company in writing by any Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof or (y) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee.

(c) None of the Company and the Guarantors is an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Guarantors is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Guarantors has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company or the Guarantors (i) complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (ii) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that no representation or warranty is made as to information contained in or omitted from such free writing prospectus in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and broadly available road shows, if any, each furnished to you before first use, none of the Company and the Guarantors has prepared, used or referred to, and none of them will, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each of the Company and the Guarantors has been duly formed, is validly existing as a company in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and is not reasonably likely to result in a material adverse effect on the general affairs, management, consolidated financial condition, consolidated shareholders’ equity or consolidated results of operations of Covidien plc and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of Covidien plc listed on Schedule III (each a “Significant Subsidiary,” and together the “Significant Subsidiaries”) has been duly incorporated or formed, is validly existing as a corporation or a company, in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent good standing is applicable in such jurisdiction), has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and is not reasonably likely to result in a Material Adverse Effect.

(f) Covidien plc has an authorized capitalization as set forth in the Time of Sale Prospectus and all of the outstanding shares of capital stock of Covidien plc have been duly authorized and validly issued, and are fully paid and non-assessable. All of the outstanding shares of capital stock of each of the Company, Covidien Ltd. and each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for director’s qualifying shares) are owned directly or indirectly by Covidien plc, free and clear of all liens, encumbrances, equities or claims that have had or are reasonably likely to result in a Material Adverse Effect.

(g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) The Base Indenture has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company and the Guarantors in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(j) (i) The Securities have been duly authorized by the Company and, when issued and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you; and (ii) the Guarantees have been duly authorized by the Guarantors and, when the Securities have been executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees will be the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(k) Prior to the date hereof, neither the Company, the Guarantors nor any of their affiliates have taken any action which is designed to or which has constituted or which might cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(l) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the Indenture, the Securities and the Guarantees will not contravene (i) any provision of applicable law or the certificate of incorporation or other governing documents or the by-laws of the Company or the Guarantors, (ii) any agreement or other instrument binding upon the Company or the Guarantors, or (iii) any judgment, order or decree of any governmental body, agency or body having jurisdiction over the Company or the Guarantors, except in the case of clause (iii), for any contravention that would not affect the validity of the Securities or the Guarantees, or otherwise have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required to be obtained by the Company or the Guarantors for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities or the Guarantees, except for (i) such consents, approvals, authorizations, order, registrations or qualifications as may be required under state securities or Blue Sky laws, (ii) the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities and Guarantees by the Underwriters, and (iii) such consents, approvals, authorizations, orders, registrations or qualifications that, if not obtained, would not, individually or in the aggregate, affect the validity of the Securities or the Guarantees, the ability of the Company and the Guarantors to consummate the transactions contemplated by this Agreement, or reasonably be expected to result in a Material Adverse Effect.

(m) None of the Guarantors, the Company or any Significant Subsidiary has sustained, since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, which loss or interference has had a Material Adverse Effect or is reasonably likely to result in a Material Adverse Effect; and, since the respective dates as of which information is given in the Time of Sale Prospectus, there has not been any material change in the capital stock or long-term debt of the Guarantors or the Company, or any change that has had or is reasonably likely to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending to which any of the Company, the Guarantors or any Significant Subsidiary is a party (i) that, except as set forth in the Time of Sale Prospectus and the Prospectus, individually or in the aggregate have had or are reasonably likely to result in a Material Adverse Effect, and to Covidien plc’s knowledge, neither the Company nor any Guarantor has received any written indication that any such proceedings are threatened or contemplated by governmental authorities or threatened by others, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) Except as disclosed in the Time of Sale Prospectus and the Prospectus, Covidien plc and its subsidiaries are (i) in compliance with applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) have not received notice of any actual or potential liability under any Environmental Law, except in any such case where the failure to comply with Environmental Laws or failure to receive or to comply with such permits, licenses or approvals has not had and is not reasonably likely to result in a Material Adverse Effect. In the ordinary course of its business, Covidien plc periodically reviews the effect of Environmental Laws on the business, operations and properties of Covidien plc and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, Covidien plc has reasonably concluded that such associated costs and liabilities, singly or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and Prospectus.

(r) Except as disclosed in the Time of Sale Prospectus and the Prospectus, to Covidien plc’s knowledge, Covidien plc or one or more of its subsidiaries owns, possesses or has the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) that Covidien plc reasonably believes are necessary to conduct its business, in all material respects, as now conducted. Except as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, neither Covidien plc nor, to its knowledge, any subsidiary of Covidien plc has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, except as individually or in the aggregate have not had and are not reasonably likely to result in a Material Adverse Effect.

(s) Since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus and the Prospectus, there has been no change in internal control over the consolidated financial reporting of Covidien plc that has materially affected, or is reasonably likely to materially affect, the internal control over the consolidated financial reporting of Covidien plc.

(t) Covidien plc maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Covidien plc is made known to Covidien plc’s principal executive officer and principal financial officer by others within Covidien plc; and such disclosure controls and procedures are effective.

(u) To Covidien plc’s knowledge, Deloitte & Touche LLP, who have certified certain financial statements of Covidien plc, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(v) Covidien plc maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by Covidien plc’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”) and to ensure the accuracy of the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement. Except as disclosed in the Time of Sale Prospectus, (i) the internal control over consolidated financial reporting of Covidien plc is effective, and (ii) Covidien plc is not aware of any material weaknesses in its internal control over financial reporting.

(w) Covidien plc is subject to Section 13 or 15(d) of the Exchange Act.

(x) Neither the Company nor any of the Guarantors is in violation of its charter or other governing documents or its by-laws.

(y) Neither the Company nor any Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default has had or is reasonably likely to result in a Material Adverse Effect.

(z) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities,” “Description of Notes,” insofar as they purport to describe the material terms of the Securities and the Guarantees, and the statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the material provisions of the laws and documents referred to therein, fairly describe, in all material respects, those terms and provisions.

(aa) To the extent that the statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Certain Luxembourg, Bermuda and Ireland Tax Considerations” and “Certain United States Federal Income Tax Consequences” purport to describe certain provisions of the tax laws referred to therein, such summaries fairly describe, in all material respects, such provisions.

(bb) Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither Covidien plc nor any of its subsidiaries, nor, to Covidien plc’s knowedge, any director, officer, employee, agent or representative of Covidien plc or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and Covidien plc and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(cc) The operations of Covidien plc and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, if applicable to Covidien plc or any of its subsidiaries, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where Covidien plc and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Covidien plc or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Covidien plc, threatened.

(dd) (i) Covidien plc represents that neither Covidien plc nor any of its subsidiaries (each, an “Entity”) or, to the knowledge of Covidien plc, any director, officer, employee, agent, affiliate or representative of any Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Covidien plc represents that no Entity will, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Covidien plc represents and covenants that, to Covidien plc’s knowledge, no Entity has engaged in or is knowingly engaging in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ee) The Company represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Luxembourg and will be recognized and given effect to by the courts of Luxembourg (unless a court determined that doing so would be contrary to public policy in Luxembourg); the Company has, under the laws of Luxembourg, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Company to the jurisdiction of the New York courts and the waiver by the Company of any immunity and any objection to the venue of the proceeding in a New York court included in this Agreement are legal, valid and binding under the laws of Luxembourg; neither the Company nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg; this Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company, and nothing in Luxembourg prevents suit upon this Agreement in the courts of Luxembourg; and it is not necessary (i) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg or (ii) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg.

(ff) Covidien Ltd. represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Bermuda, and will be recognized and given effect to by the courts of Bermuda (unless a Bermuda court determined that doing so would be contrary to public policy in Bermuda, and provided that the point is specifically pleaded and such choice of law is legal and binding under the laws of New York); Covidien Ltd. has, under the laws of Bermuda, the power to submit to the jurisdiction of New York courts; the irrevocable submission of Covidien Ltd. to the jurisdiction of the New York courts and the waiver by Covidien Ltd. of any immunity and any objection to the venue of the proceeding in a New York court included in this Agreement are legal, valid and binding under the laws of Bermuda, provided that such submission is accepted by the New York courts and such choice of law is legal and binding under the laws of New York; neither Covidien Ltd. nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Bermuda; this Agreement is in proper legal form under the laws of Bermuda for the enforcement thereof against Covidien Ltd. and nothing in Bermuda law prevents suit upon this Agreement in the courts of Bermuda; and it is not necessary (i) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Bermuda or (ii) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Bermuda.

(gg) Covidien plc represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Ireland, and will be recognized and given effect to by the courts of Ireland (unless a court determined that doing so would be contrary to public policy in Ireland); Covidien plc has, under the laws of Ireland, the power to submit to the jurisdiction of New York courts; the irrevocable submission of Covidien plc to the jurisdiction of the New York courts and the waiver by Covidien plc of any immunity and any objection to the venue of the proceeding in a New York court included in this Agreement are legal, valid and binding under the laws of Ireland; neither Covidien plc nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Ireland; this Agreement is in proper legal form under the laws of Ireland for the enforcement thereof against Covidien plc and nothing in Irish law prevents suit upon this Agreement in the courts of Ireland; and it is not necessary (i) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Ireland or (ii) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Ireland.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities (and related Guarantees) set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the

Securities (and related Guarantees) as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities (and the related Guarantees) are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made by you to an account specified by the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless you instruct otherwise.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) (A) no downgrading shall have occurred in the rating accorded to any debt securities of the Company or the Guarantors by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of the Guarantors’ debt securities;

(ii) (A) none of the Company, the Guarantors or any subsidiary thereof shall have sustained since the date of the latest audited consolidated financial statements included in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (B) since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, the Guarantors or any subsidiary thereof or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, consolidated shareholders’ equity or consolidated results of operations of Covidien plc, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus; and

(iii) there shall not have occurred any of the following: (A) a suspension of trading in the Company’s Common Stock by the Commission or the New York Stock Exchange; (B) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (C) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner expressly contemplated in this Agreement and in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

(b) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 6(l) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of Covidien plc, reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Guarantors and the Company herein at and as of the Closing Date, as to the performance by the Guarantors and the Company of all of their respective obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a)(i) and a(ii) of this Section 5 and as to such other matters as you may reasonably request.

(d) Gibson, Dunn & Crutcher LLP, counsel to the Company and the Guarantors, shall have furnished to you such written opinions, dated the Closing Date, in form and substance reasonably satisfactory to you.

(e) Allen & Overy Luxembourg, Luxembourg counsel to the Company, shall have furnished to you such written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you.

(f) Appleby, Bermuda, Bermuda counsel to Covidien Ltd., shall have furnished to you such written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you.

(g) Arthur Cox, Irish counsel to Covidien plc, shall have furnished to you such written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you.

(h) John H. Masterson, General Counsel to Covidien plc, shall have furnished to you such written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you.

(i) Davis Polk & Wardwell LLP, counsel to the Underwriters, shall have furnished to you such written opinions, dated the Closing Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) Prior to the Closing Date, the Company and the Guarantors shall have furnished to you such further information, certificates and documents as you may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Managers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Covenants of the Company and the Guarantors. The Company and the Guarantors covenant, jointly and severally, with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or any of the Guarantors and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company or any of the Guarantors being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 6(l) hereto.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at their own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company and the Guarantors) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) To make generally available to the Company’s and Covidien plc’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and the Company’s and the Guarantors’ accountants in connection with the registration and delivery of the Securities and Guarantees under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Guarantors and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities and the Guarantees to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities and related Guarantees under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities and the Guarantees, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and the Guarantors, and travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, (ix) the document production charges and expenses associated with printing or reproducing this Agreement, the Indenture, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities and Guarantees, (x) all expenses in connection with any offer and sale of the Securities (and the related Guarantees) outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities and the Guarantees by them, and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantors or warrants to purchase or otherwise acquire debt securities of the Company or the Guarantors substantially similar to the Securities and the Guarantees (other than (i) the Securities and the Guarantees, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l) To prepare a final term sheet relating to the offering of the Securities (and the related Guarantees), substantially in the form set forth in Schedule IV hereto, containing only information that describes the final terms of the Securities (and the related Guarantees) or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities (and the related Guarantees).

(m) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Guarantors not to take any action that would result in the Company or the Guarantors being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of any Underwriter that otherwise would not be required to be filed by the Company or the Guarantors thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, the final term sheet required to be prepared and filed pursuant to Section 6(l) hereto or any amendment or supplement thereto, any Company or Guarantors’ information that the Company or Guarantors have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state in (A) the Registration Statement or any amendment thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, the final term sheet required to be prepared and filed pursuant to Section 6(l) hereto or any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company and the Guarantors in writing by any Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to any Underwriter, but only with reference to information furnished to the Company or the Guarantors in writing by any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the table of Underwriters and their respective participation in the sale of the Securities under the caption “Underwriting,” (iii) the two sentences relating to concessions and reallowances in the third paragraph under the caption “Underwriting” and (iv) the two paragraphs under the caption “Underwriting—Price Stabilization and Short Positions” in any preliminary prospectus, the Time of Sale Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, guilt or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the

Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities (and the related Guarantees) shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that any Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that such Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you, the Company and the Guarantors for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Reimbursement of Underwriters’ Expenses. If (a) this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, (b) the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, or (c) for any reason the Company or the Guarantors shall be unable to perform their respective obligations under this Agreement, then in each such case, the Company and the Guarantors, jointly and severally, shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, as the case may be, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the

Securities (and the related Guarantees), represents the entire agreement between the Company, the Guarantors and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company and the Guarantors acknowledge that in connection with the offering of the Securities (and the related Guarantees): (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Underwriters owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company or the Guarantors. The Company and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company or the Guarantors shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Jurisdiction. Each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Company and the

Guarantors irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Guarantors has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Guarantors irrevocably waives, to the full extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each of the Company and the Guarantors hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Guarantors waives, to the full extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Guarantors represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company and the Guarantors agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18. Waiver of Jury Trial. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Currency Indemnity. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company and the Guarantors with respect to any sum due from either of them to such Underwriter or any person controlling such Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company and the Guarantors jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such

Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company or the relevant Guarantor, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

20. Representations and Indemnities to Survive. The indemnity and contribution provisions contained in Section 8 and the agreements, representations, warranties and other statements of the Company and the Guarantors or their respective officers contained in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling such Underwriter or any affiliate of such Underwriter or by or on behalf of the Company or the Guarantors, their respective officers, directors, employees, agents or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

21. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Very truly yours

COVIDIEN INTERNATIONAL FINANCE S.A.

By:	/s/ Michelangelo Stefani
Name:	Michelangelo Stefani
Title:	Managing Director

Very truly yours

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ Charles J. Dockendorff
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

Very truly yours

COVIDIEN LTD.

By:	/s/ Charles J. Dockendorff
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Acting severally on behalf of themselves and the several

Underwriters named in Schedule II hereto

By:	BNP Paribas Securities Corp.

By:	/s/ Jim Turner
Name:	Jim Turner
Title:	Managing Director Head of Debt Capital Markets

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ John C. McCabe
Name:	John C. McCabe
Title:	Director

By:	/s/ Lawrence K. Williamson
Name:	Lawrence K. Williamson
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

TERM SHEET

Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Deutsche Bank Securities Inc.

Manager authorized to release lock-up under Section 6(k):	BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., acting jointly.

Manager authorized to appoint counsel under Section 8(c):	BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., acting jointly.

Base Indenture:	Indenture dated as of October 22, 2007 as supplemented by the first through sixth supplemental indentures between the Company, Covidien Ltd., Covidien public limited company and the Trustee.

Supplemental Indenture:	Seventh Supplemental Indenture dated as of May 30, 2012 among the Company, Covidien Ltd., Covidien plc and the Trustee.

Trustee:	Deutsche Bank Trust Company Americas

Registration Statement File No.:	333-167638, 333-167638-01 and 333-167638-02

Time of Sale Prospectus

1.      Prospectus dated June 21, 2010 relating to the Shelf Securities

2.      Preliminary prospectus supplement dated May 22, 2012 relating to the Securities

3.      Free writing prospectus dated May 22, 2012 relating to the Securities

Securities to be purchased:	1.350% Senior Notes due 2015 (the “2015 Notes”) 3.200% Senior Notes due 2022 (the “2022 Notes”)

Aggregate Principal Amount:	$600,000,000 in 2015 Notes $650,000,000 in 2022 Notes

Purchase Price:	2015 Notes: 99.968% of the principal amount, plus accrued interest, if any, from May 30, 2012 2022 Notes: 99.692% of the principal amount, plus accrued interest, if any, from May 30, 2012

Maturity:	May 29, 2015 for the 2015 Notes June 15, 2022 for the 2022 Notes

Interest Rate:	2015 Notes: 1.350% per annum, accruing from May 30, 2012 2022 Notes: 3.200% per annum, accruing from May 30, 2012

Interest Payment Dates:	For the 2015 Notes, semi-annually on each May 29 and November 29, commencing on November 29, 2012 For the 2022 Notes, semi-annually on each June 15 and December 15, commencing on December 15, 2012

Closing Date and Time:	9:00 a.m. on May 30, 2012

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Attention: Syndicate Desk

Facsimile: 917-472-4745

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Attention: General Counsel

Facsimile: 212-816-7912

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate Facsimile: 212-469-7875 Copy to: Attention: General Counsel Facsimile: 212-797-4561

Address for Notices to the Company and the Guarantors:

Covidien International Finance S.A.

Fourth Floor

3b Boulevard

Prince Henri

L-1724 Luxembourg

Attention: Managing Director

Covidien Ltd.

20 Lower Hatch Street

Dublin 2

Ireland

Attention: Chief Executive Officer

Covidien public limited company

20 Lower Hatch Street

Dublin 2

Ireland

Attention: Chief Executive Officer

In each case with a copy to:

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

Attention: General Counsel

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased (2015 Notes)	Principal Amount of Securities To Be Purchased (2022 Notes)
BNP Paribas Securities Corp.	$165,000,000	$178,750,000
Citigroup Global Markets Inc.	165,000,000	178,750,000
Deutsche Bank Securities Inc.	165,000,000	178,750,000
CastleOak Securities, L.P.	26,250,000	28,437,500
Mizuho Securities USA Inc.	26,250,000	28,437,500
Scotia Capital (USA) Inc.	26,250,000	28,437,500
The Williams Capital Group, L.P.	26,250,000	28,437,500

Total	$600,000,000	$650,000,000

II-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

Tyco Healthcare Group LP, a Delaware limited partnership

Covidien Group S.a.r.l., a Luxembourg company

Mallinckrodt Enterprises LLC, a Delaware limited liability company

III-1

SCHEDULE IV

Form of Final Term Sheet

IV-1